CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2021, relating to the consolidated financial statements of Groupon, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Groupon, Inc. and subsidiaries for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Chicago, Illinois
February 25, 2021